UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 17, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-209530

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972-3-917-1921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On May 17, 2016, OWC Pharmaceutical Research Corp. (the “Company”) entered into Amendment No. 1 (the “Amended EPA”) to the Equity Purchase Agreement dated December 17, 2015 (the “Original EPA”) by and between the Company and Kodiak Capital Group, LLC (the “Purchaser”) and entered into Amendment No. 1 (the “Amended RRA”) to the Registration Rights Agreement dated December 17, 2015 (the “Original RRA” and, together with the Original EPA, the “Agreements”) by and between the Company and the Purchaser. The Company and the Purchaser amended the Agreements to provide that the Company shall be obligated to issue and sell to the Purchaser, from time to time as provided in the Amended EPA, up to $1,000,000 shares of the Company’s common stock, up from $750,000 as provided in the Original EPA, and that the Company shall no longer be required to register for resale on a registration statement shares of common stock underlying a $37,500 convertible note issued to the Purchaser on December 17, 2015.

The foregoing description of the Amended EPA and Amended RRA are qualified in their entirety by reference to the full texts of thereof, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No.1 to Equity Purchase Agreement dated as of May 17, 2016 by and between the Company and the Purchaser.

10.2	Amendment No.1 to Registration Rights Agreement dated as of May 17, 2016 by and between the Company and the Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

May 23, 2016	By:	/s/ Mordechai Bignoitz
Mordechai Bignitz
Chief Executive Officer
(Principal Executive Officer)